EXHIBIT 99.1

Limelight Networks(R) Reports First Quarter 2013 Financial Results

TEMPE, Ariz., May 9, 2013 (GLOBE NEWSWIRE) -- Limelight Networks, Inc. (Nasdaq:LLNW) ("Limelight"), a global leader in Digital Presence Management, today announced first quarter 2013 financial results.

"Today Limelight reported revenue for the first quarter of 2013 of $45.8 million and adjusted EBITDA of $2.8 million. In my first full quarter at Limelight, I placed a strong emphasis on driving focus and a high level of execution across our business in order to deliver superior service to our customers and build shareholder value," said Bob Lento, Chief Executive Officer. "We began to implement changes to improve our sales organization's productivity and increase the effectiveness of our sales and marketing investments, and we put in place processes within R&D to accelerate product time to market and increase the quality of each solution. I am encouraged by our progress during the quarter."

Recent Business Highlights

Limelight continues to enhance its position as a leader in the Digital Presence Management marketplace.

  First quarter 2013 value added services were 35% of total revenue, up from 32% in the fourth quarter of 2012.
  Limelight was named a Strong Performer by Forrester in the Forrester Wave: Online Video Platform report.
  We launched our thought leadership book, Digital Presence for Dummies, which was published by Wiley and is the industry's first guide to digital presence. Demand for the book is strong, and within just a few weeks of hitting the digital airwaves, the book was named a 2013 Killer Content Award winner by the DemandGen Report.
  During the first quarter of 2013, Limelight announced George Vonderhaar as Chief Sales Officer and Jonathan Smith as Managing Director and Vice President of Europe, Middle East and Africa.

Financial highlights for Limelight's 2013 first quarter included:

  Revenue from continuing operations of $45.8 million.
  Adjusted EBITDA of $2.8 million.
  Cash flows from operations of $2.7 million.
  Non-GAAP net loss, before share-based compensation, litigation expenses, amortization of intangible assets, acquisition-related expenses, and discontinued operations of $4.0 million, or $0.04 cents per basic share.
  GAAP loss from continuing operations of $8.1 million, or $0.08 cents per basic share.
  Capital expenditures of $2.6 million.
  The Company ended the quarter with no bank debt and approximately $120 million in cash and cash equivalents and short-term marketable securities.

Stock Buyback Program

During the first quarter, the Company repurchased approximately $5.5 million of common stock under the $10 million repurchase plan that the Board of Directors authorized on October 29, 2012. The Board of Directors previously authorized the repurchase of a total of $50 million in common stock under three separate repurchase plans, the first of which was authorized in September 2011. With the first quarter repurchases, the third stock repurchase program is now complete.

Financial Tables

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 86,163	$ 108,915
Marketable securities	34,041	19,040
Accounts receivable, net	27,537	26,602
Income taxes receivable	318	471
Deferred income tax	71	38
Prepaid expenses and other current assets	11,108	12,308
Total current assets	159,238	167,374
Property and equipment, net	35,339	41,251
Marketable securities, less current portion	11	18
Deferred income tax, less current portion	2,849	2,838
Goodwill	80,458	80,278
Other intangible assets, net	5,713	6,387
Other assets	6,600	6,735
Total assets	$ 290,208	$ 304,881

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 6,108	$ 6,730
Deferred revenue	7,107	6,892
Capital lease obligation	1,032	1,301
Income taxes payable	798	519
Other current liabilities	10,722	14,866
Total current liabilities	25,767	30,308
Capital lease obligation, less current portion	664	824
Deferred income tax	423	461
Deferred revenue, less current portion	2,281	797
Other long-term liabilities	5,144	5,261
Total liabilities	34,279	37,651
Commitments and contingencies	--	--
Stockholders' equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; 0 shares issued and outstanding	--	--
Common stock, $0.001 par value; 300,000 shares authorized at March 31, 2013 and December 31, 2012;
96,105 and 98,038 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	96	98
Additional paid-in capital	450,625	452,258
Contingent consideration	33	33
Accumulated other comprehensive loss	(2,239)	(709)
Accumulated deficit	(192,586)	(184,450)
Total stockholders' equity	255,929	267,230
Total liabilities and stockholders' equity	$ 290,208	$ 304,881

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended

	March 31,	December 31,	March 31,
	2013	2012	2012
Revenues	$ 45,813	$ 46,471	$ 44,316
Cost of revenue:
Cost of services	22,052	21,529	20,501
Depreciation - network	6,680	7,009	6,829
Total cost of revenue	28,732	28,538	27,330
Gross profit	17,081	17,933	16,986
Operating expenses:
General and administrative *	8,073	10,873	8,320
Sales and marketing *	10,484	10,613	11,632
Research & development *	5,741	5,075	5,166
Depreciation and amortization	1,450	1,514	1,398
Total operating expenses	25,748	28,075	26,516

Operating loss	(8,667)	(10,142)	(9,530)

Other income (expense):
Interest expense	(27)	(41)	(50)
Interest income	70	79	106
Other, net	568	(20)	(86)
Total other income (expense)	611	18	(30)
Loss from continuing operations before income taxes	(8,056)	(10,124)	(9,560)
Income tax expense (benefit)	80	167	137

Loss from continuing operations	(8,136)	(10,291)	(9,697)
Discontinued operations:
Loss from discontinued operations, net of income taxes	--	(1,943)	(309)
Net loss	$ (8,136)	$ (12,234)	$ (10,006)

Net loss per share:
Basic
Continuing operations	$ (0.08)	$ (0.10)	$ (0.09)
Discontinued operations	$ --	$ (0.02)	$ (0.01)
Total	$ (0.08)	$ (0.12)	$ (0.10)

Diluted
Continuing operations	$ (0.08)	$ (0.10)	$ (0.09)
Discontinued operations	$ --	$ (0.02)	$ (0.01)
Total	$ (0.08)	$ (0.12)	$ (0.10)

Shares used in per share calculations:
Basic	96,818	98,765	104,226
Diluted	96,818	98,765	104,226

* Includes share-based compensation (see supplemental table for figures)

LIMELIGHT NETWORKS, INC.
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended

	March 31,	December 31,	March 31,
	2013	2012	2012
Supplemental financial data (in thousands):
Share-based compensation:
Cost of revenues	$ 505	$ 522	$ 506
General and administrative	1,621	1,873	1,777
Sales and marketing	663	601	837
Research and development	561	644	831
Total share-based compensation	$ 3,350	$ 3,640	$ 3,951

Depreciation and amortization:
Network-related depreciation	$ 6,680	$ 7,009	$ 6,829
Other depreciation and amortization	718	787	703
Amortization of intangible assets	732	727	695
Total depreciation and amortization	$ 8,130	$ 8,523	$ 8,227

Net decrease in cash, cash equivalents and marketable securities:	$ (7,758)	$ (2,012)	$ (3,563)

End of period statistics:
Approximate number of active customers	1,406	1,451	1,562
Number of employees	499	511	504

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended

	March 31,	December 31,	March 31,
	2013	2012	2012

Cash flows from operating activities:
Net loss	$ (8,136)	$ (12,234)	$ (10,006)
Loss from discontinued operations	--	(1,943)	(309)
Net loss from continuing operations	(8,136)	(10,291)	(9,697)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,130	8,523	8,227
Share-based compensation	3,350	3,640	3,951
Deferred income taxes	(171)	261	(112)
Foreign currency remeasurement gain	(861)	(276)	(97)
Loss on sale of property and equipment	--	70	--
Accounts receivable charges	326	905	426
Accretion of marketable securities	96	107	99
Non cash tax benefit associated with sale of discontinued operations	--	--	--
Non cash increase in cost basis investment	--	--	(374)
Changes in operating assets and liabilities:
Accounts receivable	(1,260)	901	280
Prepaid expenses and other current assets	1,085	(76)	(361)
Income taxes receivable	141	(47)	(35)
Other assets	106	(72)	(2,130)
Accounts payable	(96)	265	(625)
Deferred revenue	1,698	(544)	774
Other current liabilities	(1,947)	1,040	(1,246)
Income taxes payable	307	(55)	(500)
Other long term liabilities	(116)	(119)	(508)
Net cash provided by (used in) operating activities	2,652	4,232	(1,928)

Cash flows from investing activities:
Purchase of marketable securities	(38,039)	--	(15,469)
Maturities of marketable securities	22,895	8,340	7,303
Purchases of property and equipment	(2,603)	(916)	(5,680)
Proceeds from sale of discontinued operations	--	224	5,839
Net cash (used in) provided by investing activities	(17,747)	7,648	(8,007)

Cash flows from financing activities:
Payments on capital lease obligations	(429)	(427)	(436)
Proceeds from exercise of stock options	--	34	118
Cash paid for purchase of common stock	(5,512)	(4,578)	(1,161)
Payment of employee tax withholdings related to restricted stock	(1,358)	(81)	(259)
Net cash used in financing activities	(7,299)	(5,052)	(1,738)
Effect of exchange rate changes on cash and cash equivalents	(358)	(232)	57

Cash flows from discontinued operations:
Cash used in operating activities of discontinued operations	--	(149)	--
Net cash used in discontinued operations	--	(149)	--
Net (decrease) increase in cash and cash equivalents	(22,752)	6,447	(11,616)
Cash and cash equivalents, beginning of period	108,915	102,468	120,349
Cash and cash equivalents, end of period	$ 86,163	$ 108,915	$ 108,733

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use Non-GAAP net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to illustrate the impact of the effects of share-based compensation, litigation expenses, amortization of intangibles, acquisition related expenses, and discontinued operations. We define EBITDA as GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, depreciation and amortization, and discontinued operations. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for operational expenses that we do not consider reflective of our ongoing operations. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors' use of operating performance comparisons from period to period. In addition, it should be noted that our performance-based executive officer bonus structure is tied closely to our performance as measured in part by certain non-GAAP financial measures.

The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under United States generally accepted accounting principles, or United States GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with United States GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with United States GAAP. Some of these limitations include, but are not limited to:

  EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

  they do not reflect changes in, or cash requirements for, our working capital needs;

  they do not reflect the cash requirements necessary for litigation costs;

  they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

  they do not reflect income taxes or the cash requirements for any tax payments;

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

  while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

  other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP net income (loss) and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

LIMELIGHT NETWORKS, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	Three Months Ended

	March 31,	December 31,	March 31,
	2013	2012	2012

GAAP net loss	$ (8,136)	$ (12,234)	$ (10,006)

Share-based compensation	3,350	3,640	3,951
Litigation defense expenses	42	361	49
Acquisition related expenses	(24)	(17)	(488)
Amortization of intangible assets	732	727	695
Loss from discontinued operations	--	1,943	309

Non-GAAP net loss	$ (4,036)	$ (5,580)	$ (5,490)

LIMELIGHT NETWORKS, INC.
Reconciliation of GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended

	March 31,	December 31,	March 31,
	2013	2012	2012

GAAP net loss	$ (8,136)	$ (12,234)	$ (10,006)

Depreciation and amortization	8,130	8,523	8,227
Interest expense	27	41	50
Interest and other (income) expense	(638)	(59)	(20)
Income tax expense (benefit)	80	167	137
Loss from discontinued operations	--	1,943	309

EBITDA	(537)	(1,619)	(1,303)

Share-based compensation	3,350	3,640	3,951
Litigation defense expenses	42	361	49
Acquisition related expenses	(24)	(17)	(488)

Adjusted EBITDA	$ 2,831	$ 2,365	$ 2,209

Conference Call

At approximately 4:30 p.m. EDT (1:30 p.m. PDT) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audiocast live from http://www.limelight.com and a replay will be available following the call from the Company's website.

Safe-Harbor Statement

This press release contains forward-looking statements concerning, among other things, the outlook for the Company's revenues, net loss and stock-based compensation expenses, customer growth, market growth, pricing pressures, expansion into additional market segments, product and services improvements, the integration of acquired businesses and litigation and acquisition related expenses. Forward-looking statements represent the current judgment and expectations of Limelight Networks and are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, risks and uncertainties discussed in the Company's Annual Report on Form 10K and other filings with the Securities and Exchange Commission and the final review of the results and amendments and preparation of quarterly or annual financial statements, including consultation with our outside auditors. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

About Limelight Networks, Inc.

Limelight Networks, Inc. (Nasdaq:LLNW) is a global leader in Digital Presence Management. Limelight's Orchestrate Digital Presence Platform is an integrated suite of cloud-based Software as a Service (SaaS) applications, which allows organizations to optimize all aspects of their online digital presence across web, mobile, social, and large screen channels. Orchestrate leverages Limelight's scalable, high-performance global network to offer advanced features for: web content management; website personalization; content targeting; online video publishing; mobile enablement and monetization; content delivery; transcoding; and cloud storage – combined with social media integration and powerful analytics. Limelight's team of digital presence experts helps organizations streamline processes and optimize business results across all customer interaction channels to deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance their customer relationships – all while reducing costs. For more information, please visit www.limelight.com, and be sure to follow us on Twitter at www.twitter.com/llnw.

Copyright (C) 2013 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.

CONTACT: Gillian Reckler
         602-753-6965
         ir@llnw.com